Press Release                                        FOR IMMEDIATE RELEASE
                                                     Contact: Lee A. Brady
                                                     Telephone: (219) 362-7511




                              LAPORTE BANCORP, INC.
                        ANNOUNCES REGULATORY APPROVAL TO
                    CONSUMMATE ITS STOCK OFFERING AND MERGER


     La Porte, Indiana - (October 12, 2007). Lee A. Brady, President and Chief Executive Officer of The LaPorte Savings Bank (the "Bank"), headquartered in La Porte, Indiana, announced today that the Bank received regulatory approvals to consummate its mutual holding company reorganization, the minority stock offering by LaPorte Bancorp, Inc. (the "Company") and complete the acquisition of City Savings Financial (OTCBB: CSFC), and its wholly-owned subsidiary City Savings Bank. Upon completion of the mutual holding company reorganization, stock offering and acquisition, LaPorte Savings Bank, MHC will hold 2,522,013 shares or 52.7% of the company's outstanding stock. LaPorte Bancorp, Inc. sold 1,299,219 shares of common stock at $10.00 per share in a subscription and community offering in which all subscribers will receive the total shares for which they ordered.

     On October 2, 2007, The LaPorte Savings Bank's Plan of Mutual Holding Company Reorganization was approved by the Bank's depositors at a Special Meeting of Depositors that was held at The LaPorte Savings Bank headquarters at 710 Indiana Avenue in La Porte, Indiana.

     The City Savings Financial acquisition deal value is approximately $19.8 million, of which shareholders of City Savings Financial will receive 961,933 shares of LaPorte Bancorp, Inc.'s common stock equaling approximately 50% of the deal value and approximately $10.2 million in cash including the cashing out of City Savings Financial's stock options.

     LaPorte Bancorp, Inc. expects to complete the mutual holding company reorganization, stock offering and acquisition on Friday, October 12, 2007. The shares of LaPorte Bancorp, Inc. are expected to begin trading on the NASDAQ Capital Market on Monday, October 15, 2007 under the ticker symbol "LPSB".

     The offering and mutual holding company reorganization were managed by Keefe, Bruyette & Woods, Inc. Luse Gorman Pomerenk & Schick, P.C., Washington D.C., served as special counsel to The LaPorte Savings Bank.

     The Board of Directors, Officers and Employees of The LaPorte Savings Bank and LaPorte Bancorp, Inc. express their gratitude for the support for the offering received from their depositors, and look forward to the opportunity to continue to serve their customers and new stockholders as the Company moves forward.

     The LaPorte Savings Bank is an Indiana-chartered savings bank that operates from four full-service locations in LaPorte County, Indiana. The acquisition of City Savings Financial and its wholly-owned subsidiary, City Savings Bank, will expand their market presence in LaPorte and Porter Counties, Indiana by adding an additional three branch offices.

     This release contains certain "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," and "potential." Forward-looking statements are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic and market conditions, legislative and regulatory conditions, changes in interest rates that adversely affect The LaPorte Savings Bank's interest rate spread, changes in deposit flows, loan demand or real estate values and other economic, governmental, competitive, regulatory and technological factors that may affect The LaPorte Savings Bank's operations.

THIS RELEASE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR SAVINGS ACCOUNTS, MAY LOSE VALUE AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.